UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Address of Principal Executive Offices)
888-998-2468
(Registrant’s Telephone Number, Including Area Code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Farmer Bros. Co., a Delaware corporation (the “Company”), previously reported that Mark J. Nelson stepped down as Treasurer and Chief Financial Officer effective October 1, 2015, upon commencement of employment of Isaac N. Johnston, Jr. as Treasurer and Chief Financial Officer. Mr. Nelson continued as an employee of the Company to allow for an effective transition of his duties and responsibilities to Mr. Johnston. On November 23, 2015, the Company and Mr. Nelson entered into Amendment No. 2 (“Amendment No. 2”) to that certain Employment Agreement dated as of April 1, 2013, as amended by that certain Amendment No. 1 to Employment Agreement dated as of January 1, 2014 (collectively, the “Employment Agreement”). Pursuant to Amendment No. 2, Mr. Nelson’s employment will terminate effective November 30, 2015. Additionally, Amendment No. 2 amends the period of base salary continuation to which Mr. Nelson is entitled under the Employment Agreement from twelve months (12) to thirteen (13) months, and provides that Mr. Nelson is entitled to receive, as additional severance, a lump-sum payment of $416,000 as payment of Mr. Nelson’s retention bonus in connection with the Company’s corporate relocation plan. Receipt of any severance amounts is conditioned upon execution of a general release of claims against the Company in the form attached as Exhibit A to Amendment No. 2. The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Employment Agreement, dated as of November 23, 2015, between Farmer Bros. Co. and Mark J. Nelson*
______________
*Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     November 30, 2015

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Employment Agreement, dated as of November 23, 2015, between Farmer Bros. Co. and Mark J. Nelson*
______________
*Management contract or compensatory plan or arrangement